Exhibit 13.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Annual Report of Commtouch Software Ltd. (the "Company") on Form 20-F for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Gideon Mantel and Devyani Patel, Chief Executive Officer and VP Finance of the Company, respectively, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Gideon Mantel                            /s/ Devyani Patel
Gideon Mantel                                Devyani Patel
Chief Executive Officer                      V.P. Finance
June 18, 2004                                June 18, 2004
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This  certificate  is provided  solely  pursuant to 18 U.S.C.  1350,  as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and is not deemed a part of the report or filed for any reason whatsoever. A signed original of this written statement required by Section 906 has been provided to Commtouch Software Ltd. and will be retained by Commtouch Software Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.